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                                                                    Exhibit 10.1


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            Assignment and Assumption Agreement (the "Agreement"), dated as of March 31, 2000, between Consolidated Container Company LLC ("Seller") and Franklin Plastics Holdings LLC ("Buyer").

            WHEREAS, upon the subject to the terms and conditions set forth herein, Buyer desires to purchase and Seller desires to sell all business, assets and other rights of Seller (the "Assets") and Buyer wishes to assume all liabilities and obligations of Seller (the "Liabilities"), all as hereinafter set forth; and

            WHEREAS, Seller and Buyer hereby agree to sell, convey, assign, transfer and deliver to Buyer all of Seller's right, title and interest, in and to all of the Assets and Buyer agrees to assume the Liabilities.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration (receipt of which is hereby acknowledged), the parties hereto, intending to be legally bound hereby, agree as follows:

1. Seller hereby grants, sells, conveys, assigns, transfers and delivers over unto Buyer, its successors and assigns, all of the right, title and interest of Seller in and to all of the Assets, including, without limitation, all properties, assets and other rights owned or leased by, or licensed to Seller, to have and to hold forever; PROVIDED, that any and all ownership interests held by the Seller in other entities, including, without limitation, shares of common stock of a corporation, interests in a limited liability company or interests in a partnership or other unincorporated entity shall not be so transferred.

2. Buyer hereby assumes and agrees to discharge in a timely manner, fully in accordance with the respective terms thereof, as and when they become due all Liabilities including, without limitation, any and all liabilities and obligations of Seller relating to the Assets, arising from, or in connection with, the ownership of the Assets by Buyer or any other person after the date hereof.

3. As consideration for the Assets, Buyer shall issue to the Seller, on the date of execution of this Agreement, one hundred (100) Units of Buyer.

4. This Agreement and the covenants and agreements set forth herein shall be binding upon and inure to the benefit of Buyer and Seller, respectively, and their respective successors and assigns.

5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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6.    Buyer and Seller, from time to time, shall execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions and intent of this Agreement.




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            IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed by one of its duly authorized officers as of the date first above written.


                                    CONSOLIDATED CONTAINER COMPANY LLC


                                    By: /s/ Timothy W. Brasher
                                       ------------------------------------
                                       Name:  Timothy W. Brasher
                                       Title: Senior Vice President,
                                              Chief Financial
                                              Officer and Secretary


                                    FRANKLIN PLASTICS HOLDINGS LLC


                                    By: /s/ Timothy W. Brasher
                                       ------------------------------------
                                       Name:  Timothy W. Brasher
                                       Title: Senior Vice President,
                                              Chief Financial
                                              Officer and Secretary